Exhibit 10.52

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

October 15, 2012

Nordion

447 March Road

P.O. Box 13500

Ottawa, Ontario, K2K 1X8

Attention:  Vice President, Global Sales

Re:  Amendment No. 2 to Molybdenum-99 Purchase & Supply Agreement

Ladies and Gentlemen:

Reference is made to a Molybdenum-99 Purchase & Supply Agreement dated as of April 1, 2010 (as amended by Amendment No. 1, effective as of December 1, 2010, collectively, the “Agreement”) between Lantheus Medical Imaging, Inc. and Nordion (Canada) Inc. (formerly MDS (Canada) Inc.).  Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

IN CONSIDERATION of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree to enter into this Amendment No. 2 to the Agreement (the “Amendment”) as of October 15, 2012 (the “Amendment Effective Date”) as follows:

1.                                      Amendments.

1.1.                            Section 1.1.6 of the Agreement is hereby amended effective as of the Amendment Effective Date by deleting in its entirety said Section 1.1.6 and replacing therewith the following:

“1.1.6               “Contract Term” means the term of this Agreement, which shall commence as of the Effective Date and terminate as of December 31, 2015 unless otherwise extended or terminated pursuant to this Agreement.”

1.2.                            Section 3.4 of the Agreement is hereby amended effective as of the Amendment Effective Date by deleting in its entirety said Section 3.4 and replacing therewith the following:

“3.4                         Purchase Volumes.  The purchase volume obligations set forth in this Section 3.4 are subject to the terms of this Agreement, including, but not limited to, Sections 4.4, 4.7 and 6.2, and subject to Nordion’s ability to supply Product to LMI meeting the requirements of this Agreement and acceptance by Nordion of LMI’s Firm Orders sufficient to meet LMI’s purchase volume commitments in this Section 3.4.

3.4.1.  During the portion of the Contract Term from and after **** until ****, LMI hereby commits to purchase from Nordion an average Calendar Week volume of **** Ci of Product (such determination shall be based on the calibration as set forth in Schedule C) as averaged over each separate but successive period of **** Calendar Weeks (each a “****-Week Period”) (with a pro-rata adjustment as applicable for any portion of a ****-Week Period occurring as at ****).  Compliance with LMI’s average purchase volume commitments will be calculated by the parties as of the end of each aforementioned successive ****-Week Period.  Nordion shall invoice LMI for any necessary true-up payments within **** (****) days of the end of each successive ****-Week Period.

3.4.2.  In addition, commencing as of **** and continuing through ****, LMI shall place additional Product orders with Nordion corresponding to at least **** of LMI’s “incremental volume” requirements of Molybdenum-99 in each successive ****-Week Period (with a pro-rata adjustment as applicable for any portion of a ****Week Period occurring as at ****), and Nordion shall fill such incremental volume orders, provided that such purchase obligation shall only apply in those Calendar Weeks to the extent to which Nordion is able to satisfy such additional LMI purchase volume obligations.  For purposes of clarity, “incremental volume” shall mean any and all of LMI’s Calendar Week requirements for Molybdenum-99 in excess of the sum of (i) LMI’s minimum purchase volume commitment of **** Ci per Calendar Week of Product from Nordion (such determination shall be based on the calibration as set forth in Schedule C) plus (ii) LMI’s Calendar Week purchase volume contractual commitments in writing for Molybdenum-99 from its other suppliers which existed on **** (such determination shall be based on the calibration as set forth in Schedule C).  Such purchase volume contractual commitments shall remain fixed for purposes of calculating LMI’s allocation of “incremental volume” from and after ****.

3.4.3.  (i) Commencing as of **** and continuing through ****, LMI shall place Product orders with Nordion corresponding to at least **** percent (****%) of LMI’s total requirements for Product (such determination shall be based on the calibration as set forth in Schedule C) in such period, and Nordion shall fill such orders, provided that such purchase obligation shall only apply in those Calendar Weeks in which Nordion is able to satisfy such LMI purchase volume obligations.

(ii)  Commencing as of **** and continuing through ****, LMI shall place Product orders with Nordion in accordance with the minimum percentage of LMI’s total requirements during each respective time period, as set out in the chart below, in each separate but successive calendar quarter (and for the purposes of smooth order management and supply during periods of normal supply, LMI will make a good faith effort to place routine weekly orders, for the quantity of Product set forth in each Forecast), and Nordion shall fill such orders, provided that such LMI purchase volume obligation shall only apply to the extent to which Nordion is able to satisfy such LMI purchase volume obligations.

Time Period	Minimum percentage of LMI’s total requirements for Molybdenum-99 in each ****
**** — ****	**** percent (****%)
**** — ****	**** percent (****%)

Such purchase amount shall be calculated based on the Product calibration as set forth in Schedule C.  To the extent that Nordion is unable to supply the quantities of Product described herein, the parties acknowledge and agree that LMI shall have the right to purchase Product from any third party supplier of Product during the period of such Nordion inability to supply (which, for purposes of a planned outage, shall be a period not less than the period reasonably forecasted by Nordion for such outage prior to the shutdown), and to such extent and for the duration of such third party purchases, LMI shall not be in violation of the purchase volume obligations set forth herein and shall to such extent be correspondingly relieved of such purchase volume obligation.

3.4.4.  At any time reasonably requested by Nordion (but no more frequently than **** per calendar year) during the Contract Term, LMI will furnish to Nordion, within ten (10) days after the date on which it receives a written request to do so, a certificate, executed by the chief executive officer of LMI, certifying that such officer has reviewed LMI’s records with respect to LMI’s orders for LMI’s “incremental volume” of Product from **** through ****, if any, or LMI’s orders for Molybdenum-99 from **** through ****, as applicable, during the preceding **** (****) month period (or such shorter time as may have elapsed since the date of the last certificate), and that LMI has complied or failed to comply with its obligations set forth in Sections 3.4.2 or 3.4.3, as applicable.  If LMI has failed to comply with its obligations set forth in Sections 3.4.2 or 3.4.3, as applicable, then LMI shall have the right to elect a Cure Election under Section 3.4.5.

3.4.5.  In the event that LMI’s certification indicates that LMI has failed to comply with the applicable purchase commitments under Section 3.4.2 or 3.4.3, LMI shall elect, such election to be exercised by LMI by notice in writing received by Nordion within ten (10) days after the date on which LMI would otherwise have been required to deliver such officer certification, to either

(i)                                     In addition to meeting its ongoing purchase commitments, purchase from Nordion within and, from time to time, during the period of **** (****) days following receipt by Nordion of LMI’s notice of election, such quantities of Product as should have otherwise been purchased from

Nordion had LMI satisfied its applicable purchase volume obligations under Sections 3.4.2 or 3.4.3, as applicable, to Nordion, or

(ii)                                  In addition to meeting its ongoing purchase commitments, pay to Nordion within **** days following receipt by Nordion of LMI’s notice of election, the balance of the amount corresponding to the purchase volume obligations that would have otherwise been due and payable had LMI satisfied its applicable purchase volume obligations under Sections 3.4.2 or 3.4.3, as applicable (the action elected under clause (i) or (ii) of this Section 3.4.5, a “Cure Election”).

In the event that LMI fails to elect and/or notify Nordion of a Cure Election within the specified time period or, if it makes a Cure Election but does not comply with and satisfy its obligations under a Cure Election, then, in addition to and notwithstanding any other remedies set forth in this Agreement or available to Nordion in law or equity, Nordion may upon written notice to LMI immediately suspend further supply of any Product to LMI until such obligations are satisfied in full.  For the sake of clarity, the parties acknowledge and agree that, to the extent Nordion exercises its right to suspend further supply of Product to LMI pursuant to this Agreement, LMI shall have no obligation to purchase the aforementioned purchase volume commitments during the period of suspended supply of Product or make any payments with respect thereto.  In addition, if LMI elects the Cure Election in Section 3.4.5(i) and Nordion fails to supply Product under such election or fully perform thereunder, then LMI’s underlying obligation and commitments in connection with such portion of that Cure Election shall be subject to a corresponding reduction in the quantity of Product LMI is otherwise obligated to purchase from Nordion under Section 3.4.5(i).  If there is less than **** (****) days left in the Contract Term at the time of a Cure Election, then LMI’s election shall be limited to the Cure Election under Section 3.4.5(ii).  Notwithstanding the foregoing, LMI shall have the right to provide Nordion with one or more officer certifications under Section 3.4.4 during the last **** (****) months of the Contract Term.  Such self-certifications shall limit the available period of time covered by any officer certification subsequently requested by Nordion under Section 3.4.4.”

1.3                                                                               Section 5.1 of the Agreement is hereby amended effective as of the Amendment Effective Date by adding the following at the end of Section 5.1.

“Except as follows, the Product Fee for orders of Product described in Section 3.4 shall be in accordance with the provisions of this Section 5.1.  If at any time during the Contract Term after **** (such period referred to herein as the “Fee Change Period”) there is or will be in effect a sustained increase to Nordion’s cost of Molybdenum-99 supplied by the NRU Reactor for use in the production of Product that exceeds **** percent (****%) of the cost charged to Nordion for Molybdenum-99 as determined using Nordion’s cost calculation in effect as at the Amendment Effective Date (“Cost Threshold”),  Nordion, at its option may either:

(i) upon at least **** (****) days prior written notice to LMI at any time increase the Product Fee to LMI applicable in the Fee Change Period in an amount corresponding to **** (****) of the increase in cost incurred by Nordion in effect on the effective date of such notice for the purchase of Molybdenum-99 supplied by the NRU reactor in excess of the Cost Threshold as calculated on a per curie basis for such purchases (provided that for greater certainty, such increase in the Product Fees shall only apply to Molybdenum-99 supplied from the NRU Reactor), or

(ii) terminate this Agreement in accordance with Section 6.4.

Nordion shall include with any notice to LMI with respect to section 5.1 subparagraph (i) above, a certificate issued by its Chief Financial Officer certifying that the increase in the cost to Nordion in the cost of Molybdenum-99 exceeds the Cost Threshold and that any Product Fee increase has been determined in accordance with Section 5.1 subparagraph (i).”

The following example shall serve for illustrative purposes only:

Example:

If the Product Fee to LMI is $****/curie and the cost of Molybdenum-99 supplied by the NRU reactor was $****/curie (as at the Amendment Effective Date) and Nordion is subject to a cost increase of $****/curie the Product Fee to LMI with respect to Molybdenum-99 supplied by the NRU Reactor will be determined as follows:

Price increase: ****% x ($**** — (****% x $****)) = $****/curie

New Product Fee:  $****/curie plus $****/curie = $****/curie”

1.4                                                                               Section 6 of the Agreement is hereby amended effective as of the Amendment Effective Date by adding the following Sections 6.4 and 6.5.

“6.4 Nordion Right of Termination.  Nordion shall be entitled to terminate this Agreement in the circumstances set out in Section 5.1 sub paragraph (ii).  In such event, Nordion shall provide at least **** (****) days prior written notice of termination to LMI, provided that any such termination shall not in any event be effective earlier than October 1, 2014.  In such event, Nordion shall include with any written termination notice a certificate issued by Nordion’s Chief Financial Officer certifying that the increase in the cost to Nordion in the cost of Molybdenum-99 exceeds the Cost Threshold.”

“6.5 LMI Right of Termination.  In the event that that the Product Fee increase by Nordion during the Fee Change Period pursuant to Section 5.1(i) exceeds **** percent (****%) of the applicable Product Fee charged by Nordion to LMI during the Fee Change Period as set out in Schedule D, LMI shall be entitled to terminate this Agreement by providing to Nordion at least **** (****) days prior written notice of termination.”

1.5                               Schedule C is hereby amended effective as of the Amendment Effective Date by deleting the illustrations entitled “Incremental Volume Illustration” and “Requirements Illustration” in their entirety.

1.6                               Section 16.5 of the Agreement is hereby amended by adding the following language after the first sentence:

“Nordion shall be required to provide LMI at least **** (****) days prior written notice of any transaction or series of related transactions, which, after giving effect to such transaction or transactions, would result in the sale, lease, transfer or other disposition by Nordion of all or any substantial part of the assets or business of Nordion to which this Agreement relates.  In the event of such transaction Nordion will be responsible for the fulfillment of its obligations to supply Product under this Agreement, or in the event Nordion assigns this Agreement, Nordion shall ensure that as a condition of such transaction or transactions, such acquirer, successor or transferee, as the case may be, agrees to be bound by all of the obligations of Nordion (or the applicable portion thereof) arising from and after the date of such assignment under this Agreement and LMI shall correspondingly be bound to such assignee for its obligations for such period.  LMI and Nordion otherwise shall remain responsible to each other hereunder for their respective obligations prior to such period.”

1.7                               Schedule D is hereby amended effective as of the Amendment Effective Date by deleting it in its entirety and replacing therewith the following:

“Product Fee for Product ordered for delivery during **** through **** (the “**** Period”):

Curies of Product (****-day precal) ordered for delivery by LMI per successive ****- Week Period	Product Fee Product ordered for delivery by LMI from **** until ****
Up to **** Ci/****-Wk	US$****/Ci
Each Ci > **** Ci/****-Wk	US$****/Ci

LMI shall pay all undisputed invoices for Product outstanding as of **** (including, pursuant to Section 3.4.1, any true-up payments due and payable for the portion of the 4-Week Period ending on ****) within **** (****) days of such date.  In addition, to the extent that Nordion is unable to supply quantities of Product required to be purchased by LMI during the **** Period for any reason the Product Fee for LMI’s orders in the first period following the **** Period during which Nordion is able to perform hereunder, will be **** to the applicable price set forth above for the **** Period for the volume of Product LMI is required to purchase for the then-current period until such time as the quantity of such purchases of Product for such period equal the quantity of Product that LMI would have otherwise been required to purchase during the **** Period if Nordion had been able to supply such quantities of Product hereunder.

Product Fee for Product ordered for delivery during **** through **** (the “**** Period”):

US$****/Ci (****-day precal)

To the extent that Nordion is unable to supply quantities of Product required to be purchased by LMI during the **** Period for any reason, the Product Fee for LMI’s orders in the first period following the **** Period during which Nordion is able to perform hereunder will be **** to US$****/Ci (i.e., corresponding to the price set forth above for the **** Period) for the volume of Product LMI is required to purchase for the then-current period until such time as the quantity of such purchases of Product for such period equal the quantity of Product that LMI would have otherwise been required to purchase during the **** Period if Nordion had been able to supply such quantities of Product hereunder.

Product Fee for Product ordered for delivery during **** through **** (the “****”):

US$****/Ci (****-day precal) for Product ordered for delivery during the ****Period from **** — ****.

US$****/Ci (****-day precal) for Product ordered for delivery during the **** Period from **** — ****.

US$****/Ci (****-day precal) for Product ordered for delivery during the **** Period from **** — ****.

Notwithstanding the foregoing provisions, if at any point during the **** Period the total invoiced amount for Product exceeds **** (the “****Threshold Amount”) for such period, then the Product Fee shall be automatically reduced to US$****/Ci (****-day precal) for any amounts above the **** Threshold Amount for such period.

Product Fee for Product ordered for delivery during **** through ****:

Product Fee Product ordered for delivery by LMI from **** until ****	Product Fee Product ordered for delivery by LMI from **** until ****
US$****/Ci (****-day precal)	US$****/Ci (****-day precal) x CPI

On ****, the Product Fee shall be ****by an amount equal to the change in the ****, if any, for the ****.  Such changes in the Product Fee shall be communicated in writing by Nordion to LMI no later than on or about **** (or so soon thereafter as the ****is published).  For purposes of this Agreement, “****” means the ****, as published in the ****.  In the event that publication of the **** is discontinued, the parties will agree on an appropriate substitute index that is substantially similar in substantive coverage.

In addition, beginning on ****, in the event there are any applicable government charges that specifically and expressly apply to the use of Molybdenum-99 derived from highly enriched uranium (including tariffs, duties, excises, taxes, reimbursement penalties or other governmental charges) that negatively impact LMI, both parties agree to discuss and negotiate, in good faith, modifications to this Agreement to moderate and otherwise reduce such negative impact.”

2.  Effective Date.  This Amendment shall be deemed to be effective as of the Amendment Effective Date.

3.  General.  Except as specifically amended hereby, the Agreement remains in full force and effect and otherwise unamended hereby, and any reference in the Amendment to “this Agreement”, “the Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.  This Amendment constitutes a final written expression of the terms hereof and is a complete and exclusive statement of those terms.  This Amendment may be executed in two or more counterparts, each of which, when executed, shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.  Signatures hereto may be delivered by facsimile, by electronic mail (e.g., a “pdf” file) or by any other electronic means that is intended to preserve the original appearance of the document, and such delivery will have the same effect as the delivery of the paper document bearing the actual handwritten signatures.

If the foregoing is in accordance with your understanding of our agreement, please sign this Amendment in the place indicated below.

Thank you.

Sincerely,

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ William C. Dawes, Jr.
Name and Title: VP, Manufacturing and Opearations
Date: 10-17-2012

Acknowledged and agreed:

Nordion (Canada) Inc.

By:	/s/ Steve West
Name and Title: S.M. West, CEO
Date:10-19-2012

Copy:              Nordion

447 March Road

P.O. Box 13500

Ottawa, Ontario  K2K 1X8

Attn: Associate General Counsel